UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW, Suite 200, Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 8.01 Other Events.
On September 12, 2017, the Company completed the sale of 587,234 shares of its Common Stock at a public offering price of $47.00 per share, including 76,596 shares which were sold to the Underwriters pursuant to the exercise of their over-allotment option in full. The net proceeds of the Offering totaled approximately $25.7 million, after deducting the underwriting discount as well as estimated Offering expenses payable by the Company.
On September 12, 2017, the Company issued a press release announcing the closing of the Offering. A copy of that press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

Exhibit No.	Description

99.1	Press Release dated September 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017	FS BANCORP, INC.

/s/ Matthew D. Mullet
Matthew D. Mullet Chief Financial Officer (Principal Financial and Accounting Officer)